Exhibit 99.1 9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:                                                                                                          FOR IMMEDIATE RELEASE
Jeryl Desjarlais                                                                                                                       October 14, 2010
Communications Manager
(317) 972-7070 Direct
jdesjarlais@celadongroup.com

CELADON GROUP, INC. EXPECTS TO EXCEED SEPTEMBER QUARTER CONSENSUS

INDIANAPOLIS, IN – Celadon Group, Inc. (NYSE-CGI) today announced that it expects first quarter results to exceed the high end of published analysts’ expectations.

Chairman and Chief Executive Officer, Stephen Russell stated, “Due to the Company’s scheduled investor meetings at the American Trucking Association conference in Phoenix, AZ, on Monday, October 19, we decided to give guidance on the quarter prior to the meetings.  We expect to report consolidated results of operations in a range of $0.19 to $0.21 diluted earnings per share for the first quarter ending September 30, 2010.  This compares with the published analysts’ average consensus estimates of $0.16. Diluted earnings per share for the September 2009 quarter was $0.03.  As previously announced, actual results for the September 2010 quarter will be announced after the close of market on October 26, 2010.”

Celadon Group Inc. (www.celadongroup.com), through its subsidiaries, primarily provides long-haul, full-truckload freight service across the United States, Canada and Mexico. The company also owns Celadon Logistics Services, which provides freight brokerage; Celadon Dedicated Services, which provides supply chain management solutions, such as warehousing and dedicated fleet services; and TruckersB2B (www.truckersb2b.com) which provides cost savings to member fleets.

This press release and the conference announced may contain forward-looking statements made by the Company that involve risks, assumptions and uncertainties that are difficult to predict. Investors are directed to the information contained in Item 7A (“Quantitative and Qualitative Disclosures About Market Risk”) of Part II of the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission, for a discussion of the risks that may affect the Company’s future operating results. Actual results may differ.

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